U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K


                                  CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 3, 2003


                           Traffic Technology, Inc.
           (Exact name of registrant as specified in its charter)


                                   Arizona
        (State or jurisdiction of incorporation or organization)


                                   000-33039
                            (Commission File Number)


                                   86-0932112
                   (I.R.S. Employer Identification Number)


     18300 Von Karman, Suite 710, Irvine CA                       92612
    (Address of principal executive offices)                  (Zip Code)


               Registrant's telephone number:  (949) 809-2126


              8350 East Evans Road, Suite B-4, Scottsdale, AZ 85260 (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The Registrant has acquired, through a stock for stock tax-free exchange, CalbaTech, Inc. ("CalbaTech") as a wholly-owned subsidiary. The acquisition is pursuant to an Agreement and Plan of Exchange ("Agreement"). Pursuant to the Agreement, CalbaTech has become a wholly-owned subsidiary of the Registrant and will, when practicable, merge into the Registrant and change the name of the Registrant to CalbaTech, Inc.

     CalbaTech is incorporated in Nevada and is focused on incubating life science based companies that are developing next generation products and technologies. Products and/or technologies that fit the CalbaTech model for development are those that will be capable of generating sales or licensing revenue within two years, and will require less than $1,000,000 to bring a product to market. CalbaTech is acquiring technologies and/or products fitting its model through a stock swap of a small percentage its own shares for 100% of the shares of the company being acquired. This is a pre-curser to licensing and/or selling the products and/or technologies to organizations capable of commercializing them, or in the alternative, maintaining the acquired technologies or products and operating them under CalbaTech.

     CalbaTech intends to accomplish its mission in three ways: 1) Through technology transfer alliances with universities, both in California and Scotland, for which CalbaTech acquires, licenses and finances the further development of new university technologies to reach the market place; 2) Identification and acquisition of non-university developed technologies, and specifically, providing a proven path for United Kingdom technologies to enter into the US marketplace; and 3) Development of technological innovations in-house by CalbaTech scientists.

     To date, CalbaTech has reached preliminary agreements with the following companies to either acquire and incubate, or to provide funds in exchange for equity, a percentage of gross profits, or an exclusive license:

     - A biomedical technology company based in Scotland that is developing and manufacturing instruments and consumables for use in diagnostic and immunological research procedures in clinical and research laboratories worldwide. This company has completed development of its first product and has begun sales through a distribution network in the UK.

     - A Southern California based company developing a novel device for DNA and RNA purification in sample preparation. DNA and RNA are purified from cellular lysate using "smart membranes", circumventing the need for tedious procedures involved in biomagnetic and other solid phase extraction techniques.

     - Collaboration with an eminent physicist developing a novel technique, which in his opinion represents a fundamental breakthrough in radiation detection technology. The key advantages of this technique are that it can be applied to the remote detection of nuclear materials.

     The Registrant, pursuant to Board of Director and shareholder approval, shall take all steps necessary to effect a Fourteen for One (14 for 1) reverse split of its outstanding shares. The Registrant, for the acquisition of CalbaTech, agreed to issue, post-reverse, a total of Nine Million, Seven Hundred and Six Thousand, Four Hundred and Seventy-Three (9,706,473) shares of the Registrant to the shareholders of CalbaTech, such that, post issuance of the acquisition shares and post-reverse split, the shareholders of CalbaTech will own Eighty-Nine Percent (89%) of the then outstanding shares of the Registrant. It is further understood that in the event that there are not enough shares authorized to issue the entire Eighty-Nine Percent (89%) controlling interest to CalbaTech prior to its acquisition, the Registrant will issue all of the shares that it has authorized and understands and agrees that the Registrant, post acquisition of CalbaTech, will take such steps necessary to increase the number of authorized shares and thereafter issue that amount of shares to equal the agreed upon Eighty-Nine Percent (89%) interest. Post issuance of acquisition shares and post-reverse split, in addition to the outstanding shares of the Registrant prior the acquisition of CalbaTech, there will be Ten Million, Nine Hundred and Six Thousand, One Hundred and Forty-Nine Shares outstanding with the shareholders of CalbaTech owning Nine Million, Seven Hundred and Six Thousand, Four Hundred and Seventy-Three (9,706,473) shares of the Registrant.

     CalbaTech further agreed to pay a total of Two Hundred Thousand Dollars ($200,000) as follows: CalbaTech paid a total of One Hundred Thousand Dollars ($100,000) upon the execution of the Agreement and CalbaTech agrees to make another payment of Fifty Thousand Dollars ($50,000) three (3) months after the Closing, and a final payment of Fifty Thousand Dollars ($50,000) six (6) months after closing (the "Remainder Payments"). It is the understanding of CalbaTech and the Registrant that those monies will be used for the settlement of all remaining outstanding creditor liabilities of the Registrant that existed prior to the acquisition of CalbaTech. The Remainder Payments will be made pursuant to a Promissory Note between CalbaTech and a liquidating trust designee. The Promissory Note will be signed by CalbaTech, and its founders as individuals, specifically Edward Deese, James DeOlden, Esq., and John F. Gordon, Ph.D.

     It is understood and agreed to by the Registrant that CalbaTech is not, under any circumstances, assuming the debts, liabilities and obligations of the Registrant.

ITEM 5.  OTHER EVENTS

     The current Board of Directors of the Registrant has added three new members to the Board. These new members will remain members until such time as the Registrant holds an annual meeting to elect new Board of Directors. These new Board of Directors are Edward Deese, James DeOlden and Dr. John Gordon. The Registrant is currently organizing Audit and Compensation Committees and as soon as practicable, the new Board members anticipate offering Committee positions to Mssrs. Bourke and Messina in addition to remaining with the Registrant as independent members of the Board of Directors.


James DeOlden, Esq. - Chief Executive Officer, Director

     Mr. DeOlden, B.A. History (1996) from Virginia Commonwealth University, J.D. (1998) from Whittier Law School, is an attorney admitted to the California Bar and practices transactional and securities law in Irvine, California. Mr. DeOlden, in conjunction with being a founder of CalbaTech, is limiting his practice of law to focus on the growth and development of CalbaTech. In his law practice, Mr. DeOlden currently represents or has represented both publicly-traded and private companies, with the focus being on emerging growth companies in various stages of corporate existence or development.

John Gordon, Ph.D. - Executive Vice President, Director

     Dr. Gordon, B.Sc. Honors in Cell Biology (1982), Ph.D. Biochemistry (1989) from the University of Glasgow is an experienced immunologist/biochemist. Dr. Gordon is the pioneer of a biomedical technology based on exploiting Compact Disc technology that is likely to become the main alternative to "laboratory on a chip" technologies used in drug screening and diagnostics. The bio-compact disc enables chemical and biological testing to be performed within modified optical discs, using either a stand-alone instrument that acts as the optical disc reader, or a slightly modified disc drive that plugs into a standard personal computer (PC).

     Dr. Gordon's primary role will be to identify promising technologies developed by others. Dr. Gordon has spent the last 20 years in the life-sciences developing and researching technologies.

Edward H. Deese - President, Chief Operating Officer, Director

     Mr. Deese, B.S. Economics (1985) from the University of California, Irvine has been involved in entrepreneurial business development for the past 17 years. Most recently, Mr. Deese has been served in several interim capacities for publicly traded companies or subsidiaries thereof, including as the Chief Operating Officer of Largo Vista Group, Ltd. and as the President and CEO of Majestic Safe-T-Products, a wholly-owned subsidiary of The Majestic Companies, Ltd. Prior to this, Mr. Deese was a founder, Director, and Chief Financial Officer of Burstein Technologies, Inc., an Irvine, California bio-technology company. At Burstein Technologies, he assisted in raising over $35 million in private equity funding. Prior to Burstein Technologies, Mr. Deese served in a variety of entrepreneurial ventures, including three companies that went public through IPOs.

David Killen - Director of Marketing and Business Development

     Mr. Killen has 13 years of experience in designing, structuring and implementing sales and marketing processes to provide capital equipment, consumables and software to the Life Science/Biotechnology markets. Following his undergraduate and postgraduate training in Molecular Genetics and Molecular Biology at the University of Glasgow in Scotland, Mr. Killen joined International Biotechnologies Inc. in Cambridge England as part of a start-up team that established market presence for IBI in the UK. After relocating to the United States, he spent several years with Kodak Scientific Imaging Systems before joining Schleicher and Schuell (Dassel, Germany) as USA Life Sciences Marketing Manager. Most recently, Mr. Killen worked as Business Manager for Genetix (New Milton England) to develop their operations in the Eastern USA.

Marco Messina - Director

     Mr. Messina founded Unilight, Inc. in 1998 as the co-inventor of its technology to prototype and commercialize the Unilight signal and technology. Mr. Messina brings over 25 years of business management experience including international banking, corporate finance, information systems management; new technology development and commercialization (co-invented and developed a hardware and software system for electronic distribution of video games); visiting lecturer and associate professor of business management at undergraduate and MBA programs at Seattle University; fifteen years managing IT consulting practices (Fenix Consulting, Platinum Technology, Computer Associates); executive management (President, National Scientific Corp., a NASDAQ listed company focused on patents acquisitions and development). Mr. Messina holds a BS in Psychology and a MBA from Indiana University Graduate School of Business.

Richard Bourke - Director

     Mr. Bourke has over 20 years experience in financial management and services. His management background includes Directorships, Founder and President of several entrepreneurial businesses. He has broad industry experience, including manufacturing, electronics, investment banking and venture capital, and has participated in over $60 million of financings for early stage companies. From 1994 to 1997 he was the EVP and CFO of The Little Gym International, Inc., an international children's services firm. Since 1997 he has been the founder and Chairman of National Integrative Medicine, Inc., an Internet healthcare company. Mr. Bourke's prior experience includes VP of Corporate Finance for Norcross Securities, an NASD broker-dealer in Phoenix, Arizona; President of the Development Corporation of Montana, a geographically targeted risk capital firm; President of Montana Beverages, Ltd.; VP of Air Plastics, Inc. He holds a BA from Northwestern University and an MBA from Columbia University Graduate School of Business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Financial statements as required by this item will be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed (January 17, 2003) a date not later than March 18, 2003.

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Traffic Technology, Inc.


Dated: January 17, 2003            By: /s/ James D. DeOlden
                                   James D. DeOlden, CEO

                                EXHIBIT INDEX

NUMBER                    DESCRIPTION

2     Agreement and Plan of Exchange  (see below).